SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2008
DIAS HOLDING, INC.

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

Delaware	333-74396	58-2451191

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16630 Southfield Road, Allen Park, MI	48101

(Address of principal executive offices)	(Zip Code)
313-928-1254

Registrant’s telephone number, including area code
JPC CAPITAL PARTNERS, INC.
3440 Preston Ridge Road
Suite 600
Alpharetta, GA 30005

(Former name or former address, if changed since last report.)
Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference. The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.
You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.
INCORPORATION BY REFERENCE
Statements contained in this Current Report, or in any document incorporated in this Current Report by reference regarding the contents or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Current Report certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Current Report, and later information that we file with the SEC, prior to the closing of the Exchange Agreement, will automatically update and supersede that information. We incorporate by reference the documents listed below. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

Item 1.01	Entry Into A Material Definitive Agreement
As more fully described in Item 2.01 below, on March 13, 2008, the Company executed a Stock Purchase Agreement and Share Exchange (the “Exchange Agreement”) with Componus, Inc. a Nevada corporation (“Componus”) whose principal office is located at 16630 Southfield Road, Allen Park, Michigan 48101. The Exchange Agreement provides for the acquisition of Componus whereby Componus shall become a wholly owned subsidiary of the Company. In connection with acquisition of Componus, the Company shall issue 89,000,000 total shares of common stock, which will represent and equate to approximately 87.25% of the total issued and outstanding common stock of the Company after the transaction is closed (the “Closing”). These shares will be issued in exchange for all of the issued and outstanding shares of Componus. The Exchange Agreement contemplates that, in connection with the Closing, each of the current officers and directors of the Company shall resign. These actions will result in a change of control of the Company.
The Exchange Agreement contains customary representations, warranties and covenants of the Company and Componus, including, among others, a covenant by the Company to maintain and keep its property in good condition, to perform under its agreements and to not enter into material agreements, issue shares, declare dividends, transfer assets or take other material actions without the consent of Componus. The Closing was conditioned upon, among other items, the approval of the proposals set forth in this information statement. Stockholders controlling approximately 85.8% of the issued and outstanding shares have voted to approve the proposals as set forth in the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on July 9, 2008.
The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Exchange Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are cautioned not to rely on the representations, warranties and covenants or any descriptions thereof in the Exchange Agreement as characterizations of the actual state of facts or condition of the Company.
The transactions contemplated by the Exchange Agreement were consummated on September 8, 2008. Our former line of business, investment banking and fundraising for small cap publicly traded companies, has ceased and the Company has withdrawn its registration as a registered broker-dealer with the Securities and Exchange Commission. We believe that Componus’s line of business serving the automotive, trucking, railway and petroleum industries with raw, finished and assembled components (please see Business set forth in Item 2.01) will provide greater shareholder value and long-term growth potential.
This transaction is discussed more fully in Section 2.01 of this Current Report. This brief discussion is qualified by reference to the provisions of the Exchange Agreement which was attached to the current report on Form 8-K as filed by the Company on March 21, 2008.

Item 2.01	Completion of Acquisition or Disposition of Assets
CLOSING OF EXCHANGE AGREEMENT
As described in Item 1.01 above, on September 8, 2008, we acquired Componus, Inc., a Nevada corporation (“Componus”), in accordance with the Exchange Agreement. The closing of the transaction took place on August 8, 2008 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of Componus from the shareholders of Componus; and the shareholders of Componus transferred and contributed all of their share interests in Componus to us. In exchange, we issued to the shareholders of Componus 89,000,000 shares, or approximately 87.25% of our common stock. On the Closing Date, Componus became our wholly owned subsidiary.
Business
Componus is a prime contractor of forging & related products from Asia. Componus provides, manufactures, or sells forgings, casting, stamping, semi-finished and finished components through its network of factories via direct sales, sales representation, and through distributors, predominately for the automobile industry. Components include:
•	Hot, cold, warm-forged Forgings (blacks, semi-finished, finished)
•	Castings (investment, shell, die blanks, semi-finished, finished)
•	Wheels (steel, aluminum, cast, forged)

•	Stamping Tooling (side, front, rear body)
•	Sub-assemblies (CV joints, axles)
•	Specialty forged or cast finished components (furniture, door handles)
Asia Forging Supply Co., Ltd (“AFS”), a wholly owned subsidiary of Componus, specializes in sourcing safety-related component products that require expertise to design and a higher quality to produce. AFS is a one-stop supplier for auto metal parts, and is represented globally with sales & service locations in over 14 countries on 4 continents. AFS works with all types of customers, from Tier 1 and Tier 2 of original equipment manufacturers (“OEMs”) to aftermarket customers and spare parts shops. AFS is a certified vendor of Volvo, Dana, Affinia, Delphi, TRW, Magna and Linamar, among others.
AFS is a TS16949 and ISO9001 certified company with its management team having over 25 years of experience in the forging industry. Its major product lines are chassis parts, transmission parts, powertrain, suspension, and brake systems. AFS offers hot, warm, cold, and combination forgings, as well as upset forging. Besides forgings, AFS offers castings (ductile iron/ gray iron, die casting, squeeze casting, investment casting, etc.), stampings & stamping tooling, fasteners, and forged & cast wheels.
The Detroit International Auto Salon (“DIAS”) is a wholly owned subsidiary of Asia Forging Supply Co., Ltd (“AFS”). DIAS serves the automotive industry as a marketplace in North America (Allen Park, Michigan) where customers and Asian suppliers may meet in one location for all their automotive supply needs, specific to the industry.
INDUSTRY BACKGROUND
Componus (hereinafter “Company”), through its subsidiary, participates in the rapidly growing worldwide outsourcing of metal-formed parts for automotive, heavy equipment, and other market uses.
In the United States and Europe, the cost of steel material and labor are significantly higher than in Asia. For a simple forged or cost component, the cost of the raw material accounts for 40% or more of the total formed cost. Current domestic suppliers of metal formed components are no longer able to meet their customer’s demand to reduce component prices, and provide annual contracted discounts. As labor costs and raw material cost have risen, domestic suppliers must either accept business-killing lower profit margins, or outsource lesser value-added production content to a suitable offshore manufacturer. The greater China region (China, Taiwan, and Korea) represents the largest center of high quality, lower cost manufacturing and production capacity in metal-formed products.
In management’s opinion only the more financially stable, larger companies have shown any success in sourcing production directly from greater China. Industry studies show that companies attempting direct management in outsourcing often fail because of underestimating operational costs and risks, underestimating start-up costs, overestimating indigenous capabilities of the supplier, and quickly disappointing the customer by not fulfilling projected production levels. These failures are derived from:
•	The customers’ inability to realistically advance plan managing the outsourcing event;
•	Lack of adequately finding and assessing suitable sources;
•	Miscommunication and misunderstanding, between different cultures and languages especially in the area of design nuances, acceptable levels of manufacturing tolerances, and technical details; and
•	Lack of committing proper and dedicated levels of engineering, manufacturing, and procurement teams to work with their greater China counter-parts.
The Company believes that within its specific niche, it can achieve double-digit growth as more OEMs and their 1st or 2nd tier suppliers outsource procurement of finished/semi-finished components and sub-assemblies to a limited number of qualified and capable Asia-based sources.
OUR BUSINESS
The Company currently operates two lines of business. Asia Forging Supply Company, Ltd (“AFS”), a wholly owned subsidiary of Componus, is a prime contractor to customers purchasing forgings and related products from AFS’ supplier network in Asia via direct sales, sales representation, and through distributors, predominately for the automobile industry. Products sold or offered include:
•	Castings (investment, shell, die blanks, semi-finished, finished, ductile iron, gray iron, squeeze)

•	Fasteners

•	Hot, cold, warm-forged Forgings (blacks, semi-finished, finished)

•	Specialty forged or cast finished components (furniture, door handles)

•	Stampings

•	Stamping Tooling (side, front, rear body)

•	Sub-assemblies (CV joints, axles)

•	Wheels (steel, aluminum, cast, forged)
A significant portion of AFS’ business is providing safety-related component products that require manufacture-engineering and tooling expertise and a higher quality to produce. AFS is represented globally with sales & service locations in over 14 countries on 4 continents. AFS works with all types of customers, from Tier 1 and Tier 2 of OEMs to aftermarket customers and spare parts shops. AFS is a certified vendor of Volvo, Dana, Affinia, Delphi, TRW, Magna and Linamar, among others. AFS is a TS16949 and ISO9001 certified company in the forging industry.
The Detroit International Auto Salon (“DIAS”) is a wholly owned subsidiary of AFS established in 2007 to serve the growing need by customers seeking lower cost alternatives to find and engage suitable suppliers from Asia . DIAS serves the automotive industry as a marketplace in North America (Allen Park, Michigan) where customers and Asian suppliers may meet in one location for all their automotive supply needs, specific to the industry.
PRODUCTS AND SERVICES:
The Company manages development and production of metal-formed products and components under contracts with its customers for:
•	Auto body: Stamping and tooling

•	Chassis: Steering, suspension, wheels, CV Axles, Control arm assemblies, Pitman Arm assemblies, Cast and forged Aluminum wheels, Magnesium components, springs, shocks, bars, support beams, valves, joints, racks, knuckles, tie rods, and wishbones

•	Commodities: castings, forgings, extrusions, molds, stamping, and tooling

•	Electrical: Actuators, displays, fobs, star cores, switches, and wiring

•	Materials: Steel, aluminum, magnesium, coatings and finishings

•	Multi-Purpose: Fasteners, screws, bolts nuts, brackets, bushings, connectors, washers, wires, refined petroleum products, and pneumatic devices

•	Powertrain: Axle shafts, differentials, joints, transmission components

•	RD&T: Metals Industry R&D Centre, Automotive Research & Test Center
The Company, through its DIAS subsidiary, provides year-round exhibition and showroom services to emerging and suitable Asian suppliers desiring export business into North America. Because the Detroit metropolitan area and Wayne County, Michigan are known to be the center of the North American automotive industry, the Company believes DIAS provides an attractive and cost-efficient alternative for customers needing to increase their production sources internationally, and outsource to suitable factories. DIAS derives a significant portion of its revenues from annual subscriptions paid by exhibiting suppliers.
COMPETITION
Competitive Analysis:
In today’s competitive automotive components market, incumbents are forced to outsource upstream manufacturing operations, like forging and casting, in order to preserve higher value machining, finishing, and assembly operations. Automotive Tier 1 companies, like Delphi, Dana, TRW, and Federal Mogul are implementing strategies to source or establish operations in lower cost regions internationally. The Company has cooperated with a number of Chinese suppliers, who represent the most likely long-term, lower cost manufacturing providers; having plentiful manpower, production scale, and access to raw materials, for this type of basic manufacturing.
The Company views the competitive landscape in three ways:
Competition Segment 1. — Highly automated, vertically integrated suppliers
Incumbents in this segment are large suppliers to the OEMs and top tier assembly companies following rigid development and product test cycles. Volume production is in the hundreds of thousands, requiring commitment to projected shipping releases and delivery schedules. Forming, machining, and finishing operations are normally closely physically located to adhere to “just-in-time” production methodology. This competitive segment represents a target of opportunity for the Company where the customers have interim strategies to find lower cost component sources in order to keep their domestic operations profitable and viable while planning new operations in Asia. It is likely that the North American OEMs and top tier customers will close marginal domestic operations, in favor of new plants and operations in the growth markets. Examples of participants in this sector are International Truck (Navistar), and American Axle manufacturing.
Competition Segment 2. — Specialized sub-assembly suppliers
These incumbents normally lag the OEMs and top tier customers, but management expects that they will eventually follow their customer’s strategy to locate operations in Asia, however, their resources with Asian experience and know-how is limited. Many are likely to conclude that their best course of action is to partner, joint venture, or team with existing manufacturers, trading companies, and knowledgeable consultant to successfully gain a foothold. This segment represents potential long-term partner, joint venture, or a M&A opportunity for the Company. Examples of participants in this sector are Dana, Affinia, and Eston/Linamar.
Competition Segment 3. — Specialty finished goods suppliers
These incumbents tend to curtail sourcing domestically, in favor of lower cost factories in China. Price is the overriding criteria, as their survival depends on establishing alternative sources before the China factories become large enough to conduct international export marketing and sales operations. Examples of participants in this sector are custom wheel suppliers and wholesalers. This segment represents significant near-term expansion potential for the Company whose factory network is already poised to conduct export business with a focus towards better product technology and operational quality control.
The Company has differentiated itself by cohesively managing product development qualification, financing, and delivery by Asia-based forging factories at OEM level production capacities.
The Company has experienced supply chain efficiencies, from raw materials to delivery, by:
•	Providing raw materials directly to the factory,

•	Engaging major customers with a direct sales force,

•	Qualifying factory sources in China, Taiwan, Korea,

•	Negotiated 60 days charge-free warehousing for inventory prepared and managed for major customers, and

•	Providing bi-lingual program management, technical services and support.
The Company’s network of factories is dedicated to providing low to high volume forged and cast metal products. Available production capacity is a key factor in a customer’s determination to re-source. Below is an overview of approximate annual capacity of the Company network:

Componus Factory Network

		Capacity
Type of Factory	Number	(metric tons)
Integrated Suppliers	4	N/A
Castings	6	200,000
Forgings	36	500,000
Upsetters	4	110,000
Stamping	1	200,000
Machining	5	500,000
Assemblies	5	N/A
Wheels	4	200,000
The production capacity flexibility of this network enables the Company to win new development contracts at the beginning of a product life-cycle, and mass production contracts for mid-range to end-of-life product life cycles.
Management believes there are fundamental sourcing characteristics and metrics for sourcing. First, unlike other industries the Company has not found any competitors, who provide consolidated services in the same market segment. From a product point of view however, there will always exist individual Asian factories that make the same or similar parts. Characteristically, these factories possess a small number of product manufacturing skills and typically do not have the capability to become qualified and expand rapidly in new areas.
Second, successful outsourcing by customers demand more of a total solution approach that is integrated with manufacturing engineering expertise, project management and production control, quality assurance & control, shipping, warehousing and delivery services, and financing options. The Company has successfully proven this integration, known as “Mechanical Manufacturing Service”, and it is a cornerstone in the Company’s overall role for this type of supply chain — as an entity of sourcing and program management for the demand side, and a marketing entity for the supply side.
Third, the amount of on-line or Web-based component suppliers, or aggregated (vertical) product portals overwhelms most customers’ abilities to separate the “wheat from the chaff”. Industry standards, safety regulations, liability concerns, and internal sourcing procedures still dictate qualifying new sources of supply through demonstrated product sampling & testing, factory auditing, and account management discipline. Consequently, by operating as a prime contracting platform that provides the necessary on-the-ground multi-lingual and multi-cultural integration, the Company fills the voids and adds value in supply chain management, quality assurance, and logistic management.
The growth in the Company’s sales in the past 8 years is evidence of the Company’s ability to successfully assist its customers in reducing outsourcing cost and the risks of purchasing management.
STRATEGY
The Company’s primary objective is to:
•	Expand Core Businesses. Management believes that the Company’s core businesses are the key to the long-term profitable growth of the Company. These core businesses focus on the manufacture and sale of forgings, casting, stamping, semi-finished and finished components. These businesses have leading market positions and provide the Company’s customers with value-added solutions and products.
•	Expand Distribution Channels. The Company plans to continue to expand its distribution channels in both existing and new markets internationally by utilizing both direct and indirect sales organizations. In 2005-2007, the Company targeted Japan, Australia, and South Asia for further business expansion. In 2008, the Company plans to build a sales network in these countries: including direct sales offices, sales reps and sales partners, and complete market surveys to locate target promotion products at the initial stage. The Company will concentrate on developing aftermarket demand in 2008 and 2009 in these areas to obtain quick sales record and the Company’s brand recognition. In the second half of 2009, the Company plans to increase its efforts in these countries for OEM business opportunities gradually.
Management believes that its continuing success in the NAFTA market for the last 8 years proves that its core competence, “Mechanical Manufacturing Service, (MMS), is sustainable. The Company is building upon MMS and plans to take the following actions to achieve further growth:
1. The Company will establish a cross-functional task force to prioritize and facilitate expansion of sourcing and sales;

2. With priorities determined, the Company will expand its marketing and sales force to capture new sources of supply and enter additional lucrative markets; and
3. As new sources and customers of different markets are engaged, increasing the quality assurance and production control staff under an account management structure will be added to complete full-functional operations.
INTELLECTUAL PROPERTY
The Company protects its trade secrets, confidential information and know-how by a number of methods, including confidentiality agreements between the Company and its customers and suppliers. For example the Company has executed the following agreements:
•	Confidentiality Agreement with DANA Corporation

•	Confidentiality Agreement with Edscha AG

•	Information Exchange and Confidentiality Agreement with COM Engineering GmbH

•	Confidentiality agreement with DELPHI

•	Confidentiality Disclosure Agreement with TRACTECH (A subsidiary of EATON)
In addition, the Company limits its technologies, product designs and know-how to specific clients and suppliers. For example:
Design:
•	Bilingual drawing and Spec. between specific clients

•	Particular product spec’s (bilingual) and package agreements with clients on a case-by-case basis
Product Manufacturing:
•	Manufacturing Process Flow for each specific product

•	Control Plan for Production Management

•	Potential Failure Mode and Effects Analysis
The Company believes that due to its long-standing cooperation with major customers, a difficult high entry barrier for Componus’ competitors exists. The Company’s know-how is critical in winning their customer’s trust and confidence, and adds value to the Company’s supply chain management.
Patents: None
Trademarks and Service Marks:
Accepted Trademarks

File Number	Country of Origin	Trademark	Acceptance Date
004450987	Europe	AFS	June 16, 2006
977317	Mexico	F	March 16, 2007
977316	Mexico	Componus Logo	March 16, 2007
Pending Trademarks

Application Number	Country of Origin	Trademark	Application Date
005678644	Europe	F	February 9, 2007
005678529	Europe	Componus Logo	February 9, 2007
5812200	China	F	December 27, 2006
5812199	China	Componus Logo	December 27, 2006
77071741	USA	F	December 27, 2006
Abandoned Trademarks

File Number	Country of Origin	Trademark	Application Date
78683861	USA	AFS Logo	August 12, 2005
77071736	USA	Componus Logo	December 27, 2006

MARKETING
The Company engages in multi-tiered marketing that leverages skills and expertise across its operations:
•	Through various international trade events, the Company engages new suppliers and exhibitors with its business model.

•	The Company’s international sales and sourcing representatives follow up with new suppliers and customers on a regular basis,

•	The Company assesses new supplier’s capabilities, augments voids via MMS, and provides trial/sampling contracts with customers.

•	Exhibiting subscribers to DIAS realize that successful engagement with a new North American customer extends beyond advertising and marketing, and creates additional opportunities for the Company’s MMS capabilities.

•	Customers to DIAS contract with the Company to develop new supply sources.

•	Customers encourage their international procurement offices to utilize the Company’s capabilities in complementary ways.
As part of this marketing effort, the Company operates a number of Web Sites with bi-lingual capability, including www.asiaforging.com, www.detroitautosalon.com, www.componusinc.com , and www.diasholding.com.
Since mid-2007, the Company has participated in the SEMA/AAPEX Show in Las Vegas, the Society of Automotive Engineers Annual World Congress, the International Auto Aftermarket EXPO2007, and AMPA (Taipei International Auto Parts & Accessories Show) resulting in doubling the number of subscribers to DIAS, and increasing its potential supply base of factories.
Risk Factors
RISK FACTORS
An Investment in our common stock involves risks. You should carefully consider the following risks, as well as the other information contained in this Current Report. If any of the following risks actually occur, our business could be materially harmed.
RISKS RELATED TO OUR BUSINESS
•	We have a history of operating losses. There is no assurance that we will be profitable in the future.
The Company incurred a net loss of $185,230 for the fiscal year ended December 31, 2007. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern. We cannot be sure that we will achieve profitability in fiscal 2008 or thereafter. Continuing losses may exhaust our capital resources and force us to discontinue operations.
•	Weakness in the automotive industry would result in a substantial reduction in demand for the Company’s products which would have a material adverse effect on its business
A prolonged weakness in the automotive industry would reduce the demand for our products and decrease our sales. In addition, if automobile manufacturers choose to incorporate more plastics, aluminum and other steel substitutes in their automobiles, it could reduce demand for our products.
•	Our sales and earnings fluctuate due to the cyclical nature of the automotive industry.
The cyclical nature of the automotive industry is affected by such things as the level of consumer spending, the strength or weakness of the U.S. dollar and the impact of international trade and various factors, such as labor unrest and the availability of raw materials, which affect the ability of the automotive industry to actually build cars.

•	The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.
The automotive components market is highly competitive and fragmented. The Company competes with many companies engaged in the manufacture (forging and casting) and sale of automotive components. Competition within the steel industry, both domestically and worldwide, is intense and it is expected to remain so. The Company competes primarily on the basis of (1) price, (2) quality and (3) the ability to meet its customers’ product needs and delivery schedules. Some of the Company’s competitors have longer operating histories and financial, sales, marketing and design capabilities and other competitive resources which are substantially greater than those of the Company. There can be no assurance that other companies will not attempt to enter or expand their presence in any of the Company’s existing product categories or in new categories in which the Company plans or may plan to develop products. If the Company is unable to compete successfully in this highly competitive market, its future prospects of success may be harmed.
•	The Company’s failure to pass on increases in the cost of raw materials such as steel to its customers would reduce the Company’s earnings.
If the Company is unable to pass on higher raw material costs to its customers it will be less profitable. The Company may not be able to adjust its product prices, especially in the short-term, to recover the costs of increases in raw material prices, which have reached historically high levels. The principal raw material is steel, and prices for steel are subject to market forces largely beyond the Company’s control, including demand by international steel producers, freight costs and speculation. Other raw materials include iron ore, coke and coking coal which are all used in their steel making processes. The Company can not be assured that customers will agree to pay higher prices for our steel products, sufficient for the Company to maintain its margins, without resistance or the selection of other suppliers or alternative materials. If this occurs the Company may lose customers and suffer a loss of earnings.
•	Approximately thirty-three percent of the Company’s current revenues are derived from one customer. The loss of that customer could materially reduce our revenues. As a result, the Company’s financial condition and stock price would be adversely affected.
The Company currently derives approximately twenty percent of its revenue from the Affinia Group. Although the Company expects this contract to account for a substantial portion of the Company’s revenues going forward, there is no guarantee that this will be the case. In the event that this contract is terminated or reduced, the Company’s revenues would significantly decrease and our financial condition could be adversely affected.
•	The Company is subject to environmental liabilities and limitations: The Company is subject to the risk of substantial environmental liability and limitations on operations brought about by the requirements of environmental laws and regulations.
The Company is subject to various national and local environmental, health and safety laws and regulations concerning such issues as air emissions, wastewater discharges, solid and hazardous materials and waste handling and disposal, and the investigation and remediation of contamination. These laws and regulations are increasingly stringent. While the Company believes that its facilities are and will continue to be in material compliance with all applicable environmental laws and regulations, the risks of substantial costs and liabilities related to compliance with such laws and regulations are an inherent part of the business. Although the Company is not currently involved in any remediation activities, it is possible that future conditions may develop, arise or be discovered that create substantial environmental remediation liabilities and costs. For example, the Company’s steelmaking operations produce certain waste products, such as electric arc furnace dust, which are classified as hazardous waste and must be properly disposed of under applicable environmental laws. These laws can impose clean up liability on generators of hazardous waste and other substances that are shipped off-site for disposal, regardless of fault or the legality of the disposal activities. Other laws may require the Company to investigate and remediate contamination at its plant, including contamination that was caused in whole or in part by third parties. While the Company believes that it can comply with environmental legislation and regulatory requirements, it is possible that such compliance will prove to be more limiting and costly than anticipated. In addition to potential clean up liability, the Company may become subject to substantial monetary fines and penalties for violation of applicable laws, regulations or administrative conditions. It may also be subject from time to time to legal proceedings brought by private parties or governmental agencies with respect to environmental matters.

•	Product defects could cause the Company to incur significant product liability, warranty, repair and support costs and damage its reputation which would have a material adverse effect on its business.
Although the Company rigorously tests its products, defects may be discovered in future or existing products. These defects could cause the Company to incur significant warranty, support and repair costs and divert the attention of its research and development personnel. It could also significantly damage the Company’s reputation and relationship with its distributors and customers which would adversely affect its business. In addition, such defects could result in personal injury or financial or other damages to customers who may seek damages with respect to such losses. A product liability claim against the Company, even if unsuccessful, would likely be time consuming and costly to defend.
•	The loss of our senior management and failure to attract and retain qualified personnel in a competitive labor market could limit our ability to execute our growth strategy, resulting in a slower rate of growth.
We depend on the continued service of our senior management. Due to the nature of our business, we may have difficulty locating and hiring qualified personnel and retaining such personnel once hired. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could limit our ability to execute our growth strategy resulting in a slower rate of growth.
•	General economic downturns in general would have a material adverse effect on the Company’s business, operating results and financial condition.
The Company’s operations may in the future experience substantial fluctuations from period to period as a consequence of general economic conditions affecting consumer spending. Therefore, any economic downturns in general would have a material adverse effect on the Company’s business, operating results and financial condition.
•	A demand for payment of outstanding loans would have a material adverse effect on the Company.
Taiwan Cooperative Bank, First Commercial Bank, The Chinese Bank and a number of other banks have extended loans to the Company of approximately $7,323,570. The loans are personally guaranteed by Mr. Hung-lang Huang, Chief Executive Officer and Chairman of the Board of the Company and Mrs. Huang Wang Bing-Chin, Chief Financial Officer and Director of the Company. An early demand of payment of any of the outstanding loans would have a material adverse effect on the Company.
•	We may need additional funds in the future. We may be unable to obtain additional funds or if we obtain financing it may not be on terms favorable to us. Investors may lose your entire investment.
Based on the Company’s current plans, management believes the Company’s existing cash and cash equivalents along with cash generated from operations will be sufficient to fund its operating expenses and capital requirements through December 30, 2008, although there is no assurance of this result, we may need funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities.
•	We do not anticipate paying any dividends.
No dividends have been paid on the common stock of the Company. The Company does not intend to pay cash dividends on its common stock in the foreseeable future, and anticipates that profits, if any, received from operations will be devoted to the Company’s future operations. Any decision to pay dividends will depend upon the Company’s profitability at the time, cash available therefore and other relevant factors.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ON PLAN OF OPERATION
You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes.
Overview
Componus is a prime contractor of forging & related products from Asia. Componus provides, manufactures, or sells forgings, casting, stamping, semi-finished and finished components through its network of factories via direct sales, sales representation, and through distributors, predominately for the automobile industry. Components include:
•	Hot, cold, warm-forged Forgings (blacks, semi-finished, finished)

•	Castings (investment, shell, die blanks, semi-finished, finished)
•	Wheels (steel, aluminum, cast, forged)
•	Stamping Tooling (side, front, rear body)
•	Sub-assemblies (CV joints, axles)
•	Specialty forged or cast finished components (furniture, door handles)
Asia Forging Supply Co., Ltd (“AFS”), a wholly owned subsidiary of Componus, specializes in sourcing safety-related component products that require expertise to design and a higher quality to produce. AFS is a one-stop supplier for auto metal parts, and is represented globally with sales & service locations in over 14 countries on 4 continents. AFS works with all types of customers, from Tier 1 and Tier 2 of original equipment manufacturers (“OEMs”) to aftermarket customers and spare parts shops. AFS is a certified vendor of Volvo, Dana, Affinia, Delphi, TRW, Magna and Linamar, among others.
AFS is a TS16949 and ISO9001 certified company with its management team having over 25 years of experience in the forging industry. Its major product lines are chassis parts, transmission parts, powertrain, suspension, and brake systems. AFS offers hot, warm, cold, and combination forgings, as well as upset forging. Besides forgings, AFS offers castings (ductile iron/ gray iron, die casting, squeeze casting, investment casting, etc.), stampings & stamping tooling, fasteners, and forged & cast wheels.
The Detroit International Auto Salon (“DIAS”) is a wholly owned subsidiary of Asia Forging Supply Co., Ltd (“AFS”). DIAS serves the automotive industry as a marketplace in North America (Allen Park, Michigan) where customers and Asian suppliers may meet in one location for all their automotive supply needs, specific to the industry.
PRODUCTS & SERVICES
The Company manages development and production of metal-formed products and components under contracts with its customers for:
•	Auto body: Stamping and tooling
•	Chassis: Steering, suspension, wheels, CV Axles, Control arm assemblies, Pitman Arm assemblies, Cast and forged Aluminum wheels, Magnesium components, springs, shocks, bars, support beams, valves, joints, racks, knuckles, tie rods, and wishbones
•	Commodities: castings, forgings, extrusions, molds, stamping, and tooling
•	Electrical: Actuators, displays, fobs, star cores, switches, and wiring
•	Materials: Steel, aluminum, magnesium, coatings and finishings
•	Multi-Purpose: Fasteners, screws, bolts nuts, brackets, bushings, connectors, washers, wires, refined petroleum products, and pneumatic devices
•	Powertrain: Axle shafts, differentials, joints, transmission components
•	RD&T: Metals Industry R&D Centre, Automotive Research & Test Center
The Company, through its DIAS subsidiary, provides year-round exhibition and showroom services to emerging and suitable Asian suppliers desiring export business into North America. Because the Detroit metropolitan area and Wayne County, Michigan are known to be the center of the North American automotive industry, the Company believes DIAS provides an attractive and cost-efficient alternative for customers needing to increase their production sources internationally, and outsource to suitable factories. DIAS derives a significant portion of its revenues from annual subscriptions paid by exhibiting suppliers.
Fiscal year ended December 31, 2007
     Sales. Sales were $14,593,144 for the year ended December 31, 2007.
     Cost of Goods Sold. Cost of goods sold were $10,593,144 or 72.6% of sales, for the year ended December 31, 2007.
     Gross Profit. Gross profit increased to $4,436,864 or 30% of sales, for the year ended December 31, 2007.
     Selling, General and Administrative Expenses. General and administrative expenses were $2,259,993 or 23% of sales, for the year ended December 31, 2007.

     Depreciation, Amortization and Depletion. Depreciation, amortization and depletion was $230,833 for the year ended December 31, 2007.
     Interest Income. Interest Income was $22,377 for the year ended December 31, 2007.
     Interest Expense. Interest expense was $402,708 for the year ended December 31, 2007.
     Net Loss. For the year ended December 31, 2007, we incurred a net loss of $185,230, or $0.0017 per share. The average number of shares of common stock used in calculating earnings per share was 107,986,301 for the year ended December 31, 2007.
Comparison of the three month period ended March 31, 2008 to the three month period ended March 31, 2007
     Sales. Sales increased to $3,418,102 for the three month period ended March 31, 2008 from $2,178,449 for the three month period ended March 31, 2007. The $1,239,653 or 57% increase in sales reflects deliveries for repeat and new products ordered by existing clients, whose demand increased from the previous year.
     Cost of Goods Sold. Cost of goods sold increased to $2,348,060 or 69% of sales, for the three month period ended March 31, 2008 from $1,473,600, or 68% of sales, for the three month period ended March 31, 2007. The increase in cost of goods sold reflects increases for the cost of raw material (such as steel) and the stronger New Taiwan Dollar compared to the previous year.
     Gross Profit. Gross profit increased to $1,070,042 or 31% of sales, for the three month period ended March 31, 2008 from $704,849, or32% of sales, for the three month period ended March 31, 2007. The increase reflects the proportional rise relative to sales compared to the previous year.
     Selling, General and Administrative Expenses. General and administrative expenses decreased to $373,978 or 11% of sales, for the three month period ended March 31, 2008 from $526,451 or 24% of sales, for the three month period ended March 31, 2007. The Company’s reduction reflects decreases in staffing costs, and improvements in managing operational expenses when compared to the previous year.
     Depreciation, Amortization and Depletion. Depreciation, amortization and depletion increased to $36,657 for the three month period ended March 31, 2008 from $32,484 for the three month period ended March 31, 2007 reflecting a slight increase in fixed assets purchases.
     Interest Income. None.
     Interest Expense. Interest expense decreased slightly to $100,378 for the three month period ended March 31, 2008 compared with $100,719.
     Net Loss. For the three month period ended March 31, 2008, we achieved a net profit of $22,109, or $0.0003 per share, as compared to a net loss of ($329,543) for the three month period ended March 31, 2007, or ($0.0026) per share. The average number of shares of common stock used in calculating earnings per share decreased 36,000,000 shares to 89,000,000 from 125,000,000 shares as a result of the reverse stock split of two to one shares.
Liquidity and Capital Resources
     Net Cash Used in Continuing Operations. During the three month period ended March 31, 2008, net cash used in continuing operations was $730,137 compared with $530,608 for the three month period ended March 31, 2007.
     Net Cash Used in Investing Activities. During the three month period ended March 31, 2008, net cash used in investing activities increased to $(111,186) compared with $(7,377) for the three month period ended March 31, 2007. The increase was primarily a result of additions to plants and equipment.
     Net Cash (Used in) Provided by Financing Activities. During the three month period ended March 31, 2008, net cash provided by financing activities was $778,948 resulting from the proceeds of short term loans. This compares to cash used in financing activities of $(631,389) for the three month period ended March 31, 2007 resulting from the company’s repayments of short term loans.

Properties
DESCRIPTION OF PROPERTY
The Company owns its office at B1, 207, Sec. 3, Beishin Road, Shindian City, Taipei, 231, Taiwan, R.O.C. A portion of this office is available for leasing to a third-party however, the space is currently vacant.
The Company leases an office at 12F-2 No. 25, Lane 238, Szu Ping Road, Peitun Dist., Taichung, Taiwan, 40679. The lease is for three years and costs approximately $22,795 USD per month. The lease is renewable.
The Company leases a property at 16630 Southfield Road, Allen Park, Michigan 48101. The lease is for two years and costs approximately $13,266.67 per month. The lease is renewable.
The Company has no plans to acquire any property in the immediate future.
The Company believes that its current facilities are adequate for its needs through the next three months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company’s operations on commercially reasonable terms, although there can be no assurance in this regard. There are no written agreements.
Security Ownership of Certain Beneficial Owners and Managers
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of September 8, 2008 (immediately following the consummation of the Exchange Agreement) by:
•	all persons who are beneficial owners of five percent (5%) or more of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all current directors and executive officers as a group.
Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.
Applicable percentage ownership in the following table is based on 102,295,773 shares of common stock outstanding as of September 8, 2008.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 8, 2008, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

			Amount Owned	Percentage Of
Title of Class	Name and Address of Owner	Title	Before Offering	Issued Stock
	Hung-Lang Huang	President, Chief
	5F, 6-4, Lane 301, SEC., 2 HIS	Executive Officer
Common	Taipei, TA	and Director	15,078,000	14.7396%

	Wang Bing-Chin Huang	Secretary, Treasurer,
	5F, 6-4, Lane 301, SEC., 2 HIS	Chief Financial Officer
Common	Taipei, TA	and Director	11,028,000	10.7805%

	*Hebron Holding Corp
	5F, 6-4, Lane 301, SEC., 2 HIS
Common	Taipei, TA	Shareholder	15,000,000	14.6634%

			Amount Owned	Percentage Of
Title of Class	Name and Address of Owner	Title	Before Offering	Issued Stock

	**Jabez Holding Corp
	5F, 6-4, Lane 301, SEC., 2 HIS
Common	Taipei, TA	Shareholder	7,500,000	7.3317%

	***Eden International Investment &
	Development Inc.
	62-2 No. 108 Longjiang Rd.
	Taipei 104
Common	Taiwan, R.O.C.,	Shareholder	6,000,000	5.8653%

	†Gideon Holding Inc.
	Room 51, 5th Floor, Britannia House
	Jalan Cator Bandar
	Seri Begawan BS 8811 Negra
Common	Brunei Darussalam	Shareholder	6,000,000	5.8653%

	††Circletex Corp
	300 Center Ave
	Suite 202
Common	Bay City, MI 48708	Shareholder	8,500,000	8.3092%

	†††Triad Trading Ventures Inc.
	Cond Los Faroles 50 Metros Arr
Common	Desamparados, SA	Shareholder	6,000,000	5.8653%

All directors and executive officers as a group (2 person)			26,106,000	25.52012%

*	The principals of Hebron Holding Corp are Hung-Lang Huang, Hsin Huang, Ya-Wen Huang and Ya-En Huang.

**	The principals of Jabez Holding Corp are Hung-Lang Huang, Hsin Huang, Ya-Wen Huang and Ya-En Huang.

***	The principal of Eden International Investment & Development Inc. is Chuan-Chen Hu.
†	The principals of Gideon Holding, Inc. are Chuan-Chen Hu, Chih-Mi Yu, Mi-Na Hu, Mi-Ni Hu and Mi-Fi Hu.

††	The principal of Circletex is Nitin Amersey

†††	The principal of Triad Trading Ventures, Inc. is Markand Amersey.
Executive Compensation
EXECUTIVE COMPENSATION
BOARD OF DIRECTORS
All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Our executive officers are elected annually by the board of directors to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.
DIRECTORS’ COMPENSATION
We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

EXECUTIVE COMPENSATION
The compensation discussion addresses all compensation awarded to, earned by, or paid to the Company named executive officers. Set forth below is the aggregate compensation for services rendered in all capacities to Company during our fiscal years ended December 31, 2005, 2006 and 2007 by Company’s executive officers. The table below also sets forth the compensation paid to Hung-Lang Huang, our President, Chief Executive Officer and Chairman, and Wang Bing-Chin Huang, our Secretary, Treasurer, Chief Financial Officer, and Director which was paid by Componus which as a result of the consummation of the Exchange Agreement is a wholly owned subsidiary of the Company.
SUMMARY COMPENSATION TABLE

					LONG-TERM
					COMPENSATION AWARDS
		ANNUAL COMPENSATION TABLE			SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	OTHER	OPTIONS/SARS
Hung-Lang Huang1 2	2007	$45,668.34	$—	$—	—
President, Chief Executive	2006	$48,162.48	$—	$—	—
Officer and Director	2005	$48,696.95	$—	$—	—

Wang Bing-Chin Huang1 2	2007	$37,035.86	$—	$—	—
Secretary, Treasurer,	2006	$41,282.13	$—	$—	—
Chief Financial Officer	2005	$41,740.25	$—	$—	—
and Director

John C. Canouse[3]	2007	$97,978	$—	$—	—
Former Chief Executive	2006	$75,000	$—	$—	—
Officer	2005	$96,800	$—	$—	—

Jimmie N. Carter[3]	2007	$96,000	$—	$—	—
Former Executive Vice	2006	$96,000	$500	$—	—
President and Chief	2005	$96,000	$500	$—	—
Financial Officer

Janet L. Thompson[3]	2007	$70,000	$—	$—	—
Former Executive Vice	2006	$70,000	$500	$—	—
President & Chief Compliance	2005	$70,000	$500	$—	—
Officer

[1]	Hung-Lang Huang, our President, Chief Executive Officer and Chairman, and Wang Bing-Chin Huang, our Secretary, Treasurer, Chief Financial Officer, and Director, are married. The compensation was paid by Componus, Inc. which as a result of the consummation of the Exchange Agreement is a subsidiary of the Company.

[2]	In connection with the reverse acquisition of Componus on September 8, 2008, Hung-Lang Huang and Wang Bing-Chin Huang were elected officers and directors of the Company effective upon the resignation of Mr. Canouse, Mr. Carter and Ms. Thompson. The amounts have been converted into U.S. Dollars from New Taiwan Dollars.

[3]	On September 8, 2008, we acquired Componus, Inc. in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, John C. Canouse, Jimmie N. Carter and Janet L. Thompson tendered their resignations from the board and from all offices held in the Company, effective immediately.
OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR
None.
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
None.

Certain Relationships and Related Transactions
Hung-Lang Huang, our President, Chief Executive Officer and Chairman, and Wang Bing-Chin Huang, our Secretary, Treasurer, Chief Financial Officer, and Director, are married.
Legal Proceedings
The Company is not currently a party to any material legal action.
Indemnification of Directors and officers.
The Company’s Certificate of Incorporation, as amended, provides that Company shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Delaware. The Company’s Certificate of Incorporation, as amended, also provides that a director of Company shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Delaware Law as the law exists or may be amended in the future.
There is no pending litigation or proceeding involving a director, officer or shareholder of the Company as to which indemnification is or may be sought.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
The financial statements of Componus as of December 31, 2007, have been audited by Michael F. Albanese CPA, an independent registered public accounting firm, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing. Except with respect to the fiscal year ended December 31, 2006 which needed to be restated, there have been no changes in and/or disagreements with Michael F. Albanese CPA, our independent registered public accountants, on accounting and financial disclosure matters.
Dividend Policy
Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”
Code of Ethics
We have adopted a corporate code of ethics, which is filed as Exhibit 14 in our 10 KSB filing of December 31, 2004. The code applies to all employees of the Company including, but not limited to, our Chief Executive Officer and Chief Financial Officer.

Item 3.02	Unregistered Sales of Equity Securities
Pursuant to the Exchange Agreement, on September 8, 2008, we issued 89,000,000 shares of our Common Stock to individuals and entities as designated by Componus in exchange for 100% of the outstanding shares of Componus. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.
We made this determination based on the representations of the entities designated by Componus which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the entities designated by Componus understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01	Changes in Control of Registrant.
As explained more fully in Item 2.01, in connection with the Exchange Agreement, on September 8, 2008, we issued 89,000,000 shares of our Common Stock to shareholders of Componus Inc. in exchange for the transfer of 100% of the outstanding shares of Componus capital stock to us. As such, immediately following the consummation of the transactions contemplated by the Exchange Agreement, the former shareholders of Componus hold approximately 87.25% of the total combined voting power of all classes of our outstanding stock entitled to vote.
As explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, on September 8, 2008, we acquired Componus, Inc. in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, John C. Canouse, Jimmie N. Carter and Janet L. Thompson tendered their resignations from the board and from all offices held in the Company, effective immediately. In connection with the reverse acquisition of Componus on September 8, 2008 and the vote of the shareholders of the Company on July 30, 2008, Hung-Lang Huang and Wang Bing-Chin Huang were elected officers and directors of the Company effective immediately.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(a) Resignation of Directors/Officers
Effective immediately upon the consummation of the transactions contemplated by the Exchange Agreement, John C. Canouse, Jimmie N. Carter and Janet L. Thompson tendered their resignations from the board and from all offices held in the Company. There were no disagreements between any officer or director of the Company and us.
(b) Appointment of Directors
The following persons are our executive officers and directors. Directors are elected to hold offices until the next annual meeting of Shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death. The following directors were elected at a shareholders meeting held on July 30, 2008.
Hung-Lang “Eric” Huang (Age 50)
Mr. Hung-Lang has served as the Componus’s Chairman and President since December, 2005 and CEO since October, 2006 when he founded Componus. He is currently responsible for strategy and operations. He also founded Asia Forging Supply Co., Ltd and has served as its Chief Executive Officer and President since 1998. Prior to founding both companies, Mr. Huang was Vice President of Hwa Fong Steel Forging Company Ltd., (1984 to 1997) and Hwa Kien Director of Han Tai and Taiwan Automotive Industry Association (1998 to present). Mr. Huang graduated from Taipei Technology University of Taiwan in 1978. Mr. Hung-Lang Huang and Mrs. Wang Bing-Chin Huang, the Company’s Chief Financial Officer and Director are married.
Wang Bing-Chin “Sara” Huang (Age 51)
Mrs. Wang Bing-Chin Huang has served Componus as its Chief Financial Officer and Director since 2005 and has also served Asia Forging Supply Co., Ltd. as its Chief Financial Officer and Director since 1998. She presently oversees Financial Planning and Management for both companies. Mrs. Huang has previously served as Finance Dept. Manager of Hwa Fong Steel Forging Company Ltd., (1975 to 1998) and presently on the Board of Directors of Hwa Kien Heavy Industry Corporation and Hwa Kien Technology Company Ltd. Mrs. Wang Bing-Chin Huang and Mr. Hung-Lang Huang , the Company’s Chairman, President and Chief Executive Officer are married.
Hsiu-Pin “Sharon” Hsu (Age 42)
Mrs. Hsiu-pin Hsu has served Componus as a Director since December, 2005. Mrs. Hsu was one of the partners of DER YU

CPAs/DER Yu Management Consulting Co. and was a Client Financial Consultant from September 1995 to October, 2007. Since October, 2007 until present, Mrs. Hsu has been a Partner with KingNah CPAs firm.
Cliff Nakayama (Age 55)
Mr. Cliff Nakayama served Componus as its CEO from December 2005 until October, 2006 and as a Director since December, 2005. Mr. Nakayama is a Managing Director of Mostwell International LLC and is a contributing member of the Silicon Valley Chapter of the Association for Corporate Growth, Asian American Multi-Technology Association, Chinese-American Semiconductor Professional Association, the Japan-America Society and the Society of Automotive Engineers. Mr. Nakayama is a graduate of the U.S. Military Academy at West Point, New York and earned his MBA from the Pepperdine University.
Chun-Ying “John” Chen (Age 55)
Mr. Chun-Ying Chen has served Componus as a Director since January 2008. Mr. Chen has worked in the technology industry since 1985. He was the Marketing Director for ACER Group from 1985 to 2001. From 2001 to 2005, Mr. Chen served at Palit Group and FIC Group as their president and as a special assistant to the CEO. Presently, Mr. Chen is the Executive Advisor and President of Zebex Industries, Inc., positions he has held since March, 2005. Mr. Chen achieved an associate degree in Electronics Engineering from National Taipei Institute of Technology, Taipei, Taiwan, in 1974. He received a Bachelor degree and a Masters degree from American Commonwealth University, San Diego, California, USA in 1991 & 1992. He received a Doctor of Philosophy in Business Administration from Pacific Coast University, Baton Rouge, Louisiana, USA in 1993.
Yung-Hsiang “Paul” Chou (Age 47)
Mr. Yung-Hsiang Chou has served Componus as a Director since January, 2008. Since 2003, Mr. Chou has been a lecturer of Industry Analysis for several colleges, including Yuen-Pei Technology College, Suchow University, De Ming Technology College, and Chi Li Technology College. From 1990 to 2003, Mr. Chou was a researcher, analyst of industry and planner of market strategy for many different institutes and companies. Mr. Chou has studied for his Doctor Program of Industrial Economics at National Central University, Taiwan since 2003. Mr. Chou achieved his Masters degree in Physics at National Cheng-Kung University in 1998 and his Bachelors degree of Physics at National Cheng-Kung University in 1986.
Family Relationships
Hung-Lang Huang, our President, Chief Executive Officer and Chairman, and Wang Bing-Chin Huang, our Secretary, Treasurer, Chief Financial Officer, and Director, are married. Other than otherwise disclosed, there are no other relationships between the officers or directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On July 30, 2008, the shareholders of the Company voted to approve the following amendments to the Company’s articles of incorporation which was filed with the Secretary of State of the State of Delaware on July 31, 2008. A copy of the filed Amendment to the Certificate of Incorporation is attached as an exhibit hereto.
A. Increase in Authorized Common Stock
Pursuant to the Amendment to the Articles of Incorporation, the Company has increased the number of shares of authorized common stock from 95 million shares to 250 million shares, as required by the terms of the Exchange Agreement
B. Reverse Stock Split
Pursuant to the Amendment to the Articles of Incorporation, the Company will effect a 2 for 1 reverse stock split. This reverse split is required pursuant to the terms of the Exchange Agreement. When effective with the consent of NASDAQ, the reverse stock split will automatically apply to all shares of Common Stock then issued and outstanding. The principal effect of the reverse stock split will be that the number of shares of our Common Stock issued and outstanding will be reduced from 26,591,546 shares to approximately 13,296,000 shares. No fractional shares will be issued; all fractional shares will be rounded up to the next whole share.

C. Name Change
Pursuant to the Amendment to the Articles of Incorporation, the Company has changed its name to “DIAS Holding, Inc.” This change is required pursuant to the terms of the Exchange Agreement and will better reflect the new line of business of the Company.
D. Removal of Article VI from the Certificate of Incorporation
Pursuant to the Amendment, the Company has removed Article VI from the Certificate of Incorporation. The former Article VI provided:
     A. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.
     B. The directors, other than those who may be elected by the holders of Preferred Stock under specified circumstances, shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of the stockholders held in 2000; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 2001; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2002; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.
     C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled (a) by the stockholders at any meeting, (b) by a majority of the directors, although less than a quorum, or (c) by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors consisting the Board of Directors shall shorten the term of any incumbent director.
     D. Any action required or permitted to be taken by the stockholders of the corporation may be effected by any consent in writing by such stockholders.
     E. Special meetings of stockholders of the corporation may be called only by either the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorship at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the Chief Executive Officer.
This proposal modified how Directors are elected, how they are appointed in the case of a vacancy or expansion of the Board and when and how certain special meetings of the stockholders may be called. Upon removal of Article VI, corresponding default provisions of Delaware General Corporation Law would govern the Corporation and the Board of Directors.

Item 9.01	Financial Statement and Exhibits.
(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
     The Audited Consolidated Financial Statements of Componus, Inc. and Asia Forging Supply Co., Ltd. as of December 31, 2006 and 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.
     The Unaudited Condensed Consolidated Financial Statements of Componus, Inc. and Asia Forging Supply Co., Ltd. as of March 31, 2008 and for the three months ended March 31, 2008 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference. The Unaudited Condensed Consolidated Financial Statements of Componus, Inc. and Asia Forging Supply Co., Ltd. as of June 30, 2008 and for the six months ended June 30, 2008 will be filed within a Form 8-K/A to be filed within 71 days of the date hereof.
(b) PRO FORMA FINANCIAL INFORMATION.
The pro forma combined statements of operations for the quarter ended March 31, 2008 of the Company and Componus, Inc. and Asia Forging Supply Co., Ltd. are attached as Exhibit 99.3 to this current report and are incorporated herein by reference. The pro forma combined statements of operations for the quarter ended June 30, 2008 of the Company and Componus, Inc. and Asia Forging Supply Co., Ltd. as of June 30, 2008 and for the six months ended June 30, 2008 will be filed within a Form 8-K/A to be filed within 71 days of the date hereof

(d) EXHIBITS

Exhibit No.	Description
3.2	Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on July 31, 2008

99.1	The Audited Consolidated Financial Statements of Componus, Inc. and Asia Forging Supply Co., Ltd. as of December 31, 2006 and 2007

99.2	The Unaudited Condensed Consolidated Financial Statements of Componus, Inc. and Asia Forging Supply Co., Ltd. as of March 31, 2008 and for the three months ended March 31, 2008

99.3	The pro forma combined statements of operations for the quarter ended March 31, 2008 of the Company and Componus, Inc. and Asia Forging Supply Co., Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAS HOLDING, INC. (Registrant)
Date: September 8, 2008	By:	/s/Hung-Lang Huang
Hung-Lang Huang
Chairman, Chief Executive Officer, and President of DIAS HOLDING, INC.